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                                                                   EXHIBIT 10.01


                         AGREEMENT OF PURCHASE AND SALE

         This AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made as of the ____ day of August, 2004, by and between Roger V. Calarese and A. Richard Calarese, as trustees of the Franklin Village Trust, dated January 19, 1979, as amended ("Seller" or the "Trust"), having an office at 1000 Franklin Village Drive, Franklin, Massachusetts 02038, and Cedar-Franklin Village LLC, a Delaware limited liability company ("Buyer"), having an office c/o Cedar Shopping Centers Partnership, L.P., 44 South Bayles Avenue, Port Washington, New York 11050.

                               W I T N E S S E T H

         A. Seller is the fee owner of that certain tract or parcel of land more particularly described on Exhibit A attached hereto and made a part hereof, situated in Franklin, Massachusetts (the "Land"), together with the improvements constructed thereon and commonly known as Franklin Village Shopping Center (the "Improvements"; the Land and the Improvements are hereinafter collectively referred to as the "Premises). The Premises together with Seller's right, title, and interest (and the right, title, and interest of all beneficiaries of Seller) in and to (i) all easements, rights-of-way, privileges, appurtenances, development rights and other rights (including, without, limitation, mineral, oil and gas rights) pertaining to the Premises (collectively, the "Appurtenant Rights"), (ii) (a) all land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Premises,
(b) any award made or to be made in lieu thereof, (c) any unpaid award for damage to the Premises by reason of change of grade of any street and (d) any strips and gores adjoining or adjacent to the Premises (collectively, the "Additional Property Rights"), (iii) all fixtures, machinery, equipment, articles of personal property and improvements in the nature of personal property attached or appurtenant to, or located on, or used in connection with the use or operation of the Premises (collectively, the "Personal Property"),
(iv) all copyrights, trademarks, service marks and other marks and trade or business names, and domain names relating to the ownership, use, operation and management of the Premises, if any, including, without limitation, the right, if any, to use the name "Franklin Village Shopping Center" and any similar variations (collectively, the "Intangible Property"), (v) the Leases (as that term is hereinafter defined) and the Service Contracts (as that term is hereinafter defined), and all security and other deposits made under the Leases and Service Contracts, (vi) all plans, drawings, specifications, and surveys relating to the Premises (the "Plans and Specifications"), (vii) all guaranties and warranties relating to the Premises (the "Guaranties and Warranties"), and
(viii) the Permits (as that term is hereinafter defined) are hereinafter collectively referred to as the "Property").

         B. Seller desires to sell and Buyer desires to purchase the Property on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



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                                   ARTICLE I
                          Sale and Purchase of Property

         1.1 Seller agrees to sell, assign and convey to Buyer, and Buyer agrees to purchase and assume from Seller, the Property, subject to the terms of this Agreement.

         1.2 The Premises are to be conveyed to Buyer by a deed of Seller, in the form specified by Section 7.3.1 hereof, conveying a good and clear record and marketable title to the same, of record and in fact, which shall also be of such quality as Commonwealth Land Title Insurance Company, or other national title insurance company selected by Buyer, will insure at regular rates, on the standard ALTA form, free from all defects, liens and encumbrances, except the following:

                  1.2.1 provisions of existing applicable building and zoning laws in effect on the Closing Date, provided that the Premises, as of the Closing Date, may be used as of right, without special permit or variance (other than any special permits or variances which may have already been issued and continue to be in full force and effect), as a retail shopping center and for accessory uses related thereto;

                  1.2.2 such real and personal property taxes relating to the Premises for the then current tax period, as are not yet due and payable;

                  1.2.3 the Leases;

                  1.2.4 liens for municipal betterments assessed after the date of this Agreement (subject to Buyer's right to terminate this Agreement in connection therewith pursuant to Section 6.1.2 hereof); and

                  1.2.5 such matters set forth on Exhibit B annexed hereto (such exceptions set forth in subparagraphs 1.2.1 through 1.2.5 are collectively referred to as the "Permitted Exceptions").

                                   ARTICLE II
                                 Purchase Price

         2.1 Purchase Price. The purchase price (the "Purchase Price") payable by Buyer to Seller for the Property shall be the amount of Sixty Nine Million Eight Hundred Thousand and 00/100 Dollars ($69,800,000.00), as adjusted pursuant to the terms of this Agreement. In the event the Prepayment Consideration (as that tem is hereinafter defined) is less than the Estimated Amount (as that term is hereinafter defined), the Purchase Price shall be increased by fifty percent (50%) of the amount by which the Estimated Amount exceeds the Prepayment Consideration.

         2.2 Method of Payment. Payment of the Purchase Price shall be made as follows:

                  2.2.1 Within two (2) Business Days (as that term is hereinafter defined) after the execution and delivery of this Agreement, One Million and 00/100 Dollars ($1,000,000.00) (the "Downpayment") by (a) wire transfer of immediately available federal funds to the account of Escrow Agent


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(as that term is hereinafter defined) in accordance with the wire instructions set forth on Exhibit C annexed hereto, or (b) Buyer's good unendorsed certified check or good unendorsed official bank check payable to the order of Escrow Agent (it being understood that Buyer shall have the option of electing the method of payment between those described in clauses (a) and (b) above) to be held in escrow pursuant to the provisions of Article IX hereof;

                  2.2.2 At the closing of the transactions contemplated hereby (the "Closing"), the balance of the Purchase Price, subject to apportionments and other adjustments required to be made pursuant to this Agreement (the "Balance"), by wire transfer of immediately available federal funds to an account or accounts designated by Seller.

         2.3 Downpayment. The party or parties hereunder that shall be entitled to receive the Downpayment shall receive all interest that shall have accrued thereon; provided, however, that if the Closing shall occur, the amount of any interest earned on the Downpayment shall be credited in favor of Buyer against the Balance. The Downpayment, together with all interest thereon, shall be held by Escrow Agent in accordance with Article IX hereof.

                                  ARTICLE III
                                   Disclaimer

         3.1 Disclaimer of Warranties. Buyer is acquiring the Property
"AS IS" with all faults and defects. Except as specifically stated in this Agreement, Seller hereby specifically disclaims any representation or warranty, oral or written, including, but not limited to, those concerning (i) the nature and condition of the Property, (ii) the manner, construction, condition and state of repair or lack of repair of any Improvements, (iii) the compliance of the Property or its operation with any laws, rules, ordinances, or regulations of any government or other body, it being specifically understood that Buyer has had the full opportunity to determine for itself the condition of the Property, and (iv) the income and expenses of the Property. The sale of the Property as provided for herein is made with the understanding that Buyer has inspected the Property, is aware of the condition thereof, and has apprised itself of all information with respect to the Property and that, except as otherwise provided herein, the conveyance is made with the Property in an "AS IS" condition. Buyer expressly acknowledges that in consideration of the agreements of Seller herein, except as otherwise specified herein, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY DECLARATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS, THE PERSONAL PROPERTY OR SOIL CONDITIONS. Seller is not liable or bound in any manner by expressed or implied warranties, guarantees, promises, statements, representations or information pertaining to the Property made or furnished by any real estate broker, agent, employee, servant or other Person (as that term is hereinafter defined) representing or purporting to represent Seller unless such representations are expressly and specifically set forth herein. For purposes of this Agreement, the term "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.


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                                   ARTICLE IV
                     Seller's Representations and Covenants

         4.1 Seller represents as follows:

                  A. The Trust is a nominee trust duly organized and validly existing under and by virtue of the laws of the Commonwealth of Massachusetts and is in good standing in such Commonwealth. The Trust has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as Exhibit D is a true, correct and complete copy of the Declaration of Trust of the Trust, which Declaration of Trust has not been amended or modified, except as may be set forth on Exhibit D.

                  B. The sole beneficiary of the Trust is Franklin Village Development Limited Partnership (the "Partnership"). The Partnership is a limited partnership duly organized and validly existing under and by virtue of the laws of the Commonwealth of Massachusetts and is in good standing in such Commonwealth. The Partnership has all requisite power and authority to execute, deliver and perform the joinder annexed to this Agreement, and the documents contemplated by this Agreement to be delivered by it. Annexed hereto as Exhibit E is a true, correct and complete copy of the Certificate of Limited Partnership and the Limited Partnership Agreement of the Partnership, which Certificate of Limited Partnership and Limited Partnership Agreement have not been amended or modified, except as may be set forth on Exhibit E.

                  C. Seller is the owner of the Property.

                  D. This Agreement (i) has been duly authorized, executed and delivered by Seller and no other proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (ii) is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally).

                  E. The execution, delivery, observance and performance by Seller of this Agreement and the transactions contemplated hereby will not (i) result in any violation of the organizational documents of Seller, (ii) violate any contractual provision, law, statute, ordinance, rule, regulation, judgment, decree or order applicable to Seller, (iii) conflict with, or cause a breach of, or a default under, or result in a termination, modification, or acceleration of, any obligation of Seller, or (iv) permit any other party to terminate or modify any agreement or instrument to which Seller is a party or by which it is bound.

                  F. The Premises are encumbered by a first mortgage (the "Mortgage") securing a loan in the original principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00) (the "Mortgage Loan"), held and/or serviced by GMAC Commercial Mortgage Corporation("Mortgagee") to Seller dated November 5, 1997. A true, correct and complete schedule of the documents evidencing the Mortgage Loan (the "Mortgage Loan Documents") is annexed hereto as Exhibit F. True, accurate and complete copies of the Mortgage Loan Documents have been delivered to Buyer. The Mortgage Loan Documents are in full force and effect and have not been amended. As of the date hereof, no default exists under any of the Mortgage Loan Documents. The outstanding principal balance of the Mortgage Loan,


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as of May 30, 2004, was Twenty Seven Million Eight Hundred Forty Two Thousand
Nine Hundred Ninety Three Dollars and five cents ($27,842,993.05). There is no prepayment penalty or other fee payable in connection with a voluntary prepayment of the Mortgage Loan other than (i) the Interest Shortfall Payment (as that term is defined in that certain Promissory Note (the "Note"), dated as of November 5, 1997, in the amount of Thirty Million Dollars and 00/100 ($30,000,000.00) made by Seller to The Chase Manhattan Bank in connection with the Mortgage Loan), payable in the event the Mortgage Loan is prepaid on a date other than the first day of a calendar month, and (ii) the Prepayment Consideration (as that term is defined in the Note). In the event the Mortgage Loan had been prepaid on May 30, 2004, the Prepayment Consideration would not have exceeded the sum of Two Million Four Hundred Thousand Dollars (the "Estimated Amount").

                  G. To Seller's knowledge, the Premises are not subject to any mortgages, liens or encumbrances other than the Mortgage Loan and the Permitted Exceptions.

                  H. No consent, approval, waiver, license, authorization or declaration of, or filing or registration with, any Person is or will be required in connection with the execution, delivery and performance of this Agreement by Seller.

                  I. There are no contracts or agreements, written or oral, to which Seller is a party or is bound which affect the Property and will be binding on Buyer from and after the Closing, except those described either in this Agreement or set forth in Exhibits to this Agreement.

                  J. To Seller's knowledge, the Premises are not subject to any reciprocal easement agreements, easement agreements, or restrictive documents of any nature other than any set forth in the Permitted Exceptions. Neither Seller, nor, to Seller's best knowledge, any other party is in default with respect to any of its obligations or liabilities pertaining to such reciprocal easement agreements, easement agreements, and/or restrictive documents and the existing Improvements and the present use and operation of the Premises do not violate the terms of any such reciprocal easement agreements, easement agreements and/or restrictive documents.

                  K. Other than ongoing construction with respect to the widening of Route 140 over land taken by the Commonwealth of Massachusetts pursuant to Order of Taking recorded at Norfolk County Registry of Deed on December 6, 2000 at Book 14576, Page 061 (the "Road Widening"), there are no takings, condemnations, betterments, assessments, actions, suits, arbitrations, claims, attachments, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actual or proposed, pending or, to the best of Seller's knowledge, threatened against the Premises or Seller. To Seller's knowledge, the Road Widening does not and will not (i) adversely affect the use or enjoyment of the Premises as a retail shopping center, (ii) cause Seller to be in violation of (a) any legal requirements, (b) the terms of any Lease, or (c) the terms of any agreement or contract to which Seller is a party or is bound affecting the Premises, or (iii) reduce (by more than one (1) parking space), the number of parking spaces available at the Premises.


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                  L. No tax certiorari proceedings with respect to the Premises are presently pending or remain outstanding.

                  M. Except as set forth on Exhibit G, no lawsuit, governmental investigation or other legal action or proceeding is pending, or to Seller's knowledge threatened, with respect to Seller and/or the Property.

                  N. True, correct and complete copies of the leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting the Premises (collectively, the "Leases") and, to Seller's knowledge, subleases affecting the Premises (collectively, the "Subleases") have been delivered to Buyer. The information set forth on Exhibit H annexed hereto (the "Schedule of Leases") is true, complete and correct, and the Leases and the Subleases are in full force and effect and have not been amended, except as set forth in the Schedule of Leases. The Schedule of Leases sets forth the amount of all security deposits (plus accrued interest thereon, if any, required to be paid to the respective Tenants) made by Tenants under the Leases and held by or on behalf of the landlord thereunder. The rent roll (the "Rent Roll") annexed hereto as
Exhibit I is true, correct and complete based upon the current operation of the Premises and the rents set forth on the Rent Roll are the rents currently being collected. The Rent Roll accurately reflects all estimated payments made (and scheduled to be made) on account of Overage Rent (as that term is hereinafter defined), (both paid and payable) under the Leases. All of the landlord's obligations under the Leases which the landlord is obligated to perform prior to the Closing have or will have been performed.

                  O. Except as set forth on the Schedule of Leases:

                           (a) there are no other Leases or, to Seller's knowledge, Subleases, and no Person, other than tenants under the Leases (the "Tenants") and subtenants under the Subleases (the "Subtenants"), has any right of possession of the Premises;

                           (b) there are no unsatisfied "Take-Over" space obligations or "Take-Back" space obligations ("Take-Over" space obligations mean rent obligations of the Tenant in other buildings assumed by the landlord, and "Take-Back" space obligations mean obligations imposed upon the landlord to sublet or otherwise be responsible for the obligations of a Tenant under a Lease);

                           (c) there are no disputes with Tenants as to the amount of their rental obligations;

                           (d) the rents set forth on the Rent Roll were actually collected for the previous month;

                           (e) there are no rents under any of the Leases that are in arrears by more than thirty (30) days;

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                           (f)      no Tenant or Subtenant has any option to
                                    purchase the Premises or to cancel its Lease or Sublease (other than as set forth in the applicable Lease or Sublease);

                           (g) Seller has not received from any Tenant any written notice claiming any default by the landlord under its Lease which has not been complied with, and Seller has not delivered to Tenant any written notice claiming a default by Tenant under a Lease which has not been complied with, and, to the best knowledge of Seller, there are no circumstances which, after notice and the expiration of any applicable grace period, would constitute a default by either the landlord or any Tenant under the Leases;

                           (h) except as set forth in the applicable Leases, no Tenant has any right of first offer, right of first refusal, option or other preferential right to expand its premises, and no Tenant has any option or other preferential right to renew or extend the term of such Tenant's Lease; and

                           (i) no Tenant has asserted offsets or claims against, or has any defense to, rental payable or obligations under such Tenant's Lease.

                  P. Seller has no reason to believe that any Tenant is or may become unable or unwilling to perform any or all of such Tenant's obligations under its Lease (other than Tenants known as Weathervane, Toy Works, and Cambridge Eye, which have filed for bankruptcy protection and the Tenant known as Golf, U.S.A., which is in arrears on its rent by more than six (6) months, as more particularly set forth on the Rent Roll). No guarantor of any of the Leases has been released or discharged voluntarily (or, to the best of Seller's knowledge either involuntarily or by operation of law) from any obligation related to the Lease. Except in connection with the proposed expansion (the "Stop & Shop Expansion") of the leased premises occupied by the Tenant known as The Stop & Shop Supermarket Company ("Stop & Shop"), to be performed pursuant to the terms and conditions of that certain Third Amendment of Lease, dated as of April 2, 2004, between Seller and Stop & Shop (the "Stop & Shop Amendment") and the related work to be done in connection with the relocation of (i) the Tenant known as Village Mall Liquors, Inc. ("Village Liquors") to be performed pursuant to the Stop & Shop Amendment and terms and conditions of the Amendment to Lease, dated as of April 5, 2004, between Seller and Village Liquors (the "Village Liquors Amendment"), and (ii) the Tenant known as Hairs Boston ("HB") to be performed pursuant to the Stop & Shop Amendment and the terms and conditions of that certain lease dated as of May 7, 2004, between Seller and HB (the "New HB Lease"), all of the improvements to be constructed by the landlord, if any, contemplated under the Leases or as required therein and in all collateral agreements and plans and specifications respecting same have been completed as so required, and any fees, costs, allowances, advances or other expenses to be paid by the landlord for tenant improvements or tenant finish work have been paid in full. Neither the Leases nor any of the rentals due or to become due under the Leases has been or will be, at the Closing, assigned or encumbered by the landlord thereunder or subject to any liens. As of the date hereof, Seller has not received the payments from Stop & Shop contemplated by the Stop & Shop Amendment in connection with the Village Liquor relocation. As of the date



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hereof, Seller has incurred approximately $75,000 in connection with the performance of work in connection with the work contemplated by the Stop & Shop Amendment for which Seller has not, as of the date hereof, been reimbursed by Stop & Shop (the "Unreimbursed Stop & Shop Costs").

                  Q. The only other Tenants that will be required to relocate as a result of the Stop & Shop Expansion are Village Liquors and HB. Seller has the right (i) under the Village Liquors Amendment to relocate Village Liquors to the New Premises (as that term is defined in the Liquor Store Lease Amendment). Pursuant to its previous lease with Seller (which has recently expired), HB occupied space which will, pursuant to the terms of the Stop & Shop Amendment, be demised to Stop & Shop. The New HB Lease demises alternate space to HB (as more particularly set forth in the New HB Lease), which alternate space is unaffected by the Stop & Shop Expansion.

                  R. There are no management, service, supply, equipment rental and similar agreements affecting the Premises, and there are no month-to-month service arrangements on expired or automatic renewable contracts (collectively, the "Service Contracts") which will bind the Premises, Buyer or Seller after the Closing other than the Service Contracts set forth on Exhibit J annexed hereto (the "Schedule of Service Contracts"). True, correct and complete copies of the Service Contracts set forth on the Schedule of Service Contracts have been delivered to Buyer. Neither Seller, nor, to Seller's best knowledge, any other party is in default with respect to any of its obligations or liabilities pertaining to the Service Contracts set forth on the Schedule of Service Contracts. Except as set forth on Exhibit J, all of the Service Contracts set forth on the Schedule of Service Contracts may be terminated without penalty or payment by Seller on no more than thirty (30) days' notice.

                  S. Except in connection with the Mortgage Loan, the interests of Seller in the Property have not been pledged or transferred.

                  T. There are no outstanding options to purchase, rights of first offer, rights of first refusal, warrants, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character, absolute or contingent, to acquire all, or any portion of, the Property except for the right of first refusal granted to Stop & Shop pursuant to the provisions of its Lease (the "Stop & Shop ROFR"). Seller has given effective notice to Stop & Shop, in form and substance required pursuant to the provisions of Stop & Shop's Lease, of the transactions contemplated by this Agreement. Stop & Shop must give notice on or before August 9, 2004 (the "Outside Date") as to whether or not it elects to exercise the Stop & Shop ROFR. In the event Stop & Shop fails to give such notice prior to the Outside Date, the Stop & Shop ROFR shall be deemed to have been waived by Stop & Shop. (If Stop & Shop exercises the Stop & Shop ROFR on or before the Outside Date (a "ROFR Exercise"), the date of such exercise is referred to herein as the "Stop & Shop Exercise Date". If Stop & Shop gives notice that it waives the right to exercise the Stop & Shop ROFR or is deemed to have waived the right to exercise the Stop & Shop ROFR (a "ROFR Waiver"), the date of such waiver or deemed waiver is referred to herein as the "Stop & Shop Waiver Date").

                  U. As of the date hereof, Seller has not entered into any brokerage agreements or lease commission agreements other than those agreements described on Exhibit K annexed hereto. No leasing commission is now or will



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hereafter become due or owing in connection with any of the Leases, including, without limitation, in connection with any renewals or extensions of the term thereof, except as disclosed in Exhibit K annexed hereto.

                  V. The Personal Property has not been assigned or conveyed to any other party (other than as security for the Mortgage Loan).

                  W. Except in connection with possible violations on the Premises with respect to concentrations in groundwater of petroleum products resulting from the release and/or discharges of same occurring on adjacent property owned by Exxon Mobil Corporation (the "Exxon Mobil Investigation"), Seller has not received written notice of any violation at the Premises of laws relating to Hazardous Materials (as that term is hereinafter defined). To Seller's knowledge, except as may be disclosed on the Existing Reports, no Hazardous Materials are now or have ever been, located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Premises in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws (as that term is hereinafter defined). Seller does not and has not located, stored, or used Hazardous Materials at the Premises and, to Seller's knowledge, no Hazardous Materials are currently located, stored or used at the Premises, except with respect to such Hazardous Materials which are contained in or constitute maintenance, cleaning and landscaping supplies or other materials as may be customarily used by Tenants in the ordinary course of their business conducted at the Premises, in each case used and stored in accordance with Environmental Laws. Except in connection with the Exxon Mobile Investigation, no written notice of any violation or any alleged violation of any Environmental Laws has been issued or given by any Governmental Authority (as that term is hereinafter defined) which remains uncured. To Seller's knowledge there does not currently exist any investigation or report involving the Premises by any Governmental Authority or agency which in any way relates to Hazardous Materials except in connection with the Exxon Mobil Investigation. Except in connection with the Exxon Mobil Investigation, there are not currently pending or, to Seller's best knowledge, threatened any actions, suits, proceedings or damage settlements relating in any way to Hazardous Materials in, upon, under, over or from the Premises. For purposes of this Agreement, the term "Hazardous Materials" shall mean (a) any toxic substance, hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9061, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., as any of the foregoing may be amended from time to time, and any other federal, state and local laws and regulations, codes, statutes, orders, decrees, guidance documents, judgments or

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injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For purposes of this Agreement, the term "Governmental Authority" shall mean the United States government, any state, regional, local or any other political subdivision of any of the foregoing, and any agency, department, commission, board, court bureau or instrumentality of any of them having jurisdiction over the Property or Seller.

                  X. There are no underground storage tanks located on or under the Land.

                  Y. Seller has delivered to Buyer a true, correct and complete copy of the (i) Phase I Environmental Site Assessments of the Premises, dated August 14, 1997, and prepared by Aqua Terra Environmental Services Corp., (ii) the Phase I Environmental Site Assessment of the Premises dated June, 1986, and prepared by Goldberg-Zoino & Associates, and (iii) and copies of all information in Seller's possession with respect to the Exxon Mobil Investigation (the "Existing Reports"). The Existing Reports are the only reports within Seller's possession or control that have been prepared in connection with studies or investigations of the environmental condition of the Premises.

                  Z. To Seller's knowledge and except as may be determined in connection with the Exxon Mobil Investigation, the Property complies in all material respects with all applicable Legal Requirements (as that term is hereinafter defined). To Seller's knowledge, all Permits (as that term is hereinafter defined) required by any Governmental Authority for the operation of the Property and the actual and contemplated uses thereof, or otherwise required to be in compliance with any Environmental Laws, have been obtained and are transferable with the Premises to Buyer without charge. To Seller's knowledge, all Permits are in full force and effect and Seller has not received written notice of any pending or threatened modification or cancellation of any of the same. Exhibit L annexed hereto sets forth the Permits held by Seller with respect to the Property. For purposes of this Agreement, the term "Legal Requirements" shall mean any law, statute, ordinance, order, rule, regulation, decree or other requirement of a Governmental Authority, and all conditions of any Permit. For purposes of this Agreement, the term "Permits" shall mean all approvals, consents, registrations, franchises, permits, licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Improvements and the actual use thereof.

                  AA. Seller has heretofore delivered to Buyer true and complete copies of all income and expense statements, year-end financial and operating statements and existing and proposed budgets for the Property (collectively, the "Operating Statements") for the previous three (3) calendar years and for the current year to date, all of which, with the exception of the proposed budgets, have been reviewed by an independent certified public accountant Seller has no knowledge of any inaccuracies or omissions contained in the Operating Statements. The Operating Statements are correct and complete in all respects and present fairly the financial position of the Property. Since the date of the

Operating Statements, there has been no material change to any Operating Statement.

                  BB. There are, and at the Closing there will be, no employees and no employment contracts, operating agreements, listing agreements, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans which relate to Seller or the Property (collectively "Employment Agreements").

                  CC. Seller maintains insurance with respect to the Property as set forth on Exhibit M annexed hereto. Seller has not received any written notice from any insurance company which has issued a policy with respect to the Property or from Mortgagee requesting or requiring performance of any structural or other major repair or alteration to the Property which has not been complied with.

                  DD. Neither the Partnership nor the Trust is a "foreign person" as defined pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                  EE. To Seller's knowledge the parking facilities at the Premises contain an adequate number of striped parking spaces to comply with all Legal Requirements and with all parking commitments contained in any Lease.

                  FF. The list of the Plans and Specifications set forth on Exhibit N is true, correct and complete. True, correct and complete copies of the Plans and Specifications have been delivered to Buyer.

                  GG. The Premises are served by adequate municipal utility services, including the municipal sewer system.

         All of the representations and warranties of Seller set forth in this Agreement and any Exhibit attached hereto, or in any letter or certificate furnished to Buyer pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, shall be true and correct upon the execution of this Agreement in all material respects, and, except as set forth below, shall be deemed to be repeated at and as of the Closing Date and shall be true and correct as of the Closing Date. The representations, warranties and agreements set forth in this Article shall survive the Closing for a period of one (1) year, unless a claim shall be made with respect thereto within such one
(1) year period, in which event the representation, warranty or agreement giving rise to such claim shall survive the Closing with respect to such claim until resolution with respect to such claim, provided the resolution of such claim is being pursued diligently by Buyer. If (i) any of the representations and warranties contained in this Agreement that are qualified with "Seller's knowledge" or words of similar import would have been untrue or incorrect in any material respect had they not been so qualified, or (ii) Buyer has actual knowledge on or before the Closing Date that any of the representations or warranties given by Seller are untrue or incorrect in any material respect on the Closing Date (and the same shall not have resulted from an intentional misrepresentation or breach of warranty by Seller), then notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right prior to the Closing, as its sole remedy, exercisable by delivery of written notice to Seller, to terminate this Agreement (in which event Buyer shall be entitled to, and Escrow Agent shall return to Buyer, the Downpayment, and following such return no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the termination of this Agreement). If any of the representations and warranties given by Seller are untrue or incorrect in any material respect on the Closing Date (and same shall have resulted from an intentional misrepresentation or breach of warranty by Seller), Buyer shall also have the right, as aforesaid, to terminate this Agreement and receive a return of the Downpayment, but, in such event, the provisions set forth in the last sentence of Section 10.2.1 shall govern. In the event any of Seller's representations and warranties set forth herein shall not be true and correct in all material respects, and Buyer shall have knowledge of the same prior to Closing, and Buyer shall, thereafter, close title to the Property, then, in such case, the provisions of Section 10.2.2 shall govern.

         4.2 Seller hereby covenants and agrees with Buyer as follows:

                  4.2.1 At all times up to the Closing Date, Seller shall cause to be maintained insurance upon the Premises in the same coverages and amounts as the insurance policies on the Premises on the date hereof.

                  4.2.2 At all times up to the Closing Date, Seller shall operate and maintain the Premises in substantially the same manner as it is now operated and maintained, and Seller shall use reasonable efforts to maintain the physical condition of the Premises in its current condition, reasonable and ordinary wear and tear and damage by fire and casualty excepted.

                  4.2.3 Seller shall neither transfer nor remove any Personal Property or fixtures from the Premises subsequent to the date hereof, unless the same are no longer needed for the maintenance and operation of the Premises or except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quality to the items being replaced.

                  4.2.4 Seller shall not without the prior written consent of Buyer (i) enter into any Lease or modify, renew, extend, replace, terminate or otherwise change any of the terms, conditions or covenants of any existing Lease, or (ii) consent to any Sublease or any modification, renewal, replacement, termination or other change of any of the terms, conditions or covenants of any existing Sublease. Buyer agrees not to unreasonably withhold consent to any such actions by Seller provided that the same reflect market rents and terms and conditions.

                  4.2.5 Seller shall terminate prior to the Closing all Service Contracts that Buyer requests be so terminated (provided that said Service Contracts are, by their terms, so terminable without fee or penalty to Seller, unless Buyer shall have agreed to pay any such fee or penalty).

                  4.2.6 Seller shall not enter into any Service Contracts or modify, renew, extend, replace or otherwise change any of the terms, conditions or covenants of any existing Service Contract after the date hereof without the prior written consent of Buyer, which consent may be granted or withheld in Buyer's sole discretion.

                  4.2.7 Seller shall not enter into any Employment Agreements without the prior written consent of Buyer, which consent may be granted or withheld in Buyer's sole discretion.

                  4.2.8 Seller shall not, except to the extent required by the Stop & Shop Expansion, amend or modify any Permits with respect to the Premises and shall keep in full force and effect and/or renew all Permits.

                  4.2.9 Seller shall timely comply with all Legal Requirements.

                  4.2.10 Seller shall pay all obligations and trade creditors in the normal course of business and not defer any expenses or costs which would be paid or incurred in the normal course of business.

                  4.2.11 Seller shall not, without the written consent of Buyer, convey any interest, directly or indirectly, in the Property, or any portion thereof.

                  4.2.12 Seller shall not create, assume, incur or suffer to exist any lien (other than the Permitted Exceptions) against the Premises.

                  4.2.13 Seller shall use good faith efforts to obtain the Tenant Estoppel Certificates and the Manager Termination and the Release (as those terms are defined in Section 7.2.1).

                  4.2.14 Seller shall not bring (or knowingly permit to be brought) any Hazardous Materials in, upon, under, over or from the Premises in violation of Environmental Laws.

                  4.2.15 Seller shall not remove or dispose of (or knowingly permit to be removed or disposed of) any Hazardous Materials in, upon, under, over or from the Premises in violation of Environmental Laws.

                  4.2.16 Seller shall not hereafter engage any new employees for Seller or the Premises.

                  4.2.17 Seller shall make all payments as required by the Mortgage Loan and shall repay the Mortgage Loan in full on the Closing Date from the proceeds of the Balance and shall cause the Mortgage to be released and discharged in connection with the Closing.

                  4.2.18 Seller shall, at Buyer's sole cost and expense, cooperate with Buyer with regard to any financing that is arranged for by Buyer in connection with the transactions contemplated by this Agreement, and Seller will execute all documents reasonably required pursuant to such financing, provided same do not impose cost or liability on Seller.

                  4.2.19 Seller shall not collect any rent under any Lease more than one (1) month in advance.

                  4.2.20 Seller shall give notice to Buyer of a ROFR Exercise or a ROFR Waiver, as applicable, within two (2) days of the occurrence of same.

                  4.2.21 Seller shall not make any material alterations to the Premises except in connection with the Stop & Shop Expansion.

         4.3 Buyer represents as follows:

                  4.3.1 Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware; and

                  4.3.2 Buyer has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder (i) have been duly authorized by all requisite action of the members of Buyer and (ii) will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the organizational documents of Buyer, or, to the best of Buyer's knowledge, of any judgment, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Buyer is a party or by which it is bound.

                                    ARTICLE V
                                    Brokerage

         5.1 The parties agree that T.R.B. & Associates, Inc. (the "Broker") is the broker in connection with this transaction, and Seller agrees to pay any commission payable to the Broker in connection with this transaction by separate agreement.

         5.2 Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against Seller by any broker (other than the Broker), or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Buyer or Buyer's representatives.

         5.3 Seller hereby agrees to jointly and severally indemnify, defend and hold Buyer harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against Buyer by any broker (including the Broker), or any other person, claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Seller or Seller's representatives.

         5.4 The indemnification obligations under this Article V shall survive the Closing or a termination of this Agreement.

                                   ARTICLE VI
                             Title and Due Diligence


         6.1 Title.

                  6.1.1 Title Report; Title Objections. Buyer shall order a title insurance report and commitment (the "Commitment") for the Title Policy (as that term is hereinafter defined) from a title company selected by Buyer (the "Title Company") and shall promptly upon receipt thereof, but no later than thirty (30) days from the date hereof, furnish a copy of the Commitment to

Seller's attorneys. Upon receipt of any updates or revisions to the Commitment, Buyer shall furnish copies thereof to Seller's attorneys (the Commitment and any updates or revisions thereto are hereinafter collectively referred to as the "Report"). Within thirty (30) days from the receipt of the Commitment (and, thereafter, within thirty (30) days from the receipt of any update or revision thereto), Buyer shall deliver to Seller a statement setting forth exceptions to title which are not Permitted Exceptions reflected in the Commitment or in any such update or revision thereto (the "Title Objections"). Any exception to title reflected in the Commitment or in any update or revision thereto which is not objected to within such thirty (30) day period shall be deemed to be a Permitted Exception.

                  6.1.2 Encumbrances to Eliminate. Seller shall be required to eliminate (a) all mortgages, (b) unpaid water charges and assessments, (c) any Title Objections which have been voluntarily created, suffered or incurred by Seller including, without limitation, liens, judgments and encumbrances (such Title Objections, collectively, "Subsection (c) Encumbrances"), and (d) any other Title Objections which are in a liquidated amount and which may be satisfied by the payment of money, other than a lien for municipal betterments that is assessed after the date of this Agreement (such other Title Objections, collectively, "Subsection (d) Encumbrances"); provided, however, that Seller shall not be required to spend in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate to eliminate (i) any Subsection (c) Encumbrances arising or accruing prior to the date hereof, and (ii) any Subsection (d) Encumbrances. Notwithstanding the foregoing, in the event (i) a Subsection (c) Encumbrance affects the Premises or (ii) a lien for municipal betterments is assessed against the Premises between the date hereof and the Closing and, in either event, Seller is unable or unwilling to remove the same, and, provided the existence of the same does not otherwise constitute (or arise as a result of) a default hereunder, if the same does not affect the use and enjoyment by Buyer of the Premises, Seller shall not be required to eliminate the same (but, in any such event, Buyer shall have the rights set forth in Section 6.1.3 with respect to such Title Objection). Buyer has notified Seller of the possible existence of a Conservation Restriction (the "Conservation Restriction"), which, if same exists, would affect approximately 4.17 acres of an unimproved portion of the Premises. In the event the Conservation Restriction affects the Premises, Seller shall not be required to eliminate same (but Buyer shall have the rights set forth in Section 6.1.3 with respect thereto).

                  6.1.3 Other Exceptions. Except as set forth in Section 6.1.2 above, Seller shall not be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections. If Seller fails to eliminate any and all Title Objections (other than those encumbrances set forth in Section 6.1.2 above which Seller shall be obligated to remove), then Buyer may elect to (i) accept the Property subject to such exceptions, and Buyer shall close hereunder, without reduction of the Purchase Price, notwithstanding the existence of the same, and Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to eliminate such exceptions, or (ii) terminate this Agreement by notice given to Seller, in which event Buyer shall be entitled to a return of, and Escrow Agent shall promptly deliver, the Downpayment to Buyer. Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder other than pursuant to those provisions that expressly survive a termination of this Agreement.

                  6.1.4 Right to Adjourn. Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate any Title Objections which Seller is obligated to eliminate pursuant to the provisions of this Agreement by the Closing Date, Seller, in order to attempt to eliminate such Title Objections, may adjourn the Closing to a date no later than thirty (30) days following the Scheduled Closing Date. Promptly after Seller has eliminated all such Title Objections, if any, Seller shall reschedule the Closing Date, upon at least three (3) Business Days prior notice to Buyer.

         6.2 Liens, Judgments and Encumbrances. If, at the Closing, the
Property is subject to any mortgage or mortgages, unpaid taxes, water charges and assessments, or any other liens, judgments and encumbrances, then the existence thereof shall not constitute a Title Objection provided that such mortgage(s), unpaid taxes, water charges and assessments, or any other liens, judgments and encumbrances are paid by Seller to the Title Company and the Title Company shall omit the same from the Title Policy.

         6.3 Affidavits. If the Report discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, then Seller shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns.

         6.4 Violations. Notwithstanding anything to the contrary contained herein, Seller shall cure and eliminate (and pay all related fines and penalties and any accrued interest thereon), at Seller's cost and expense, any violations assessed against the Property as of the Closing Date.

         6.5 Due Diligence Reviews. Except for title matters (which shall be governed by the provisions of Sections 6.1 through 6.4 hereto), Buyer shall have until 5:00 p.m. (Eastern time) on the date which is thirty five (35) days from the Stop & Shop Waiver Date (provided, however, that if Buyer shall not have received notice from Seller of the occurrence of a ROFR Waiver within the time period provided by subsection 4.2.20 hereof, Buyer shall have until 5:00 p.m. (Eastern time) on the date which is thirty (30) days from the date Buyer shall have received notice from Seller of the ROFR Waiver), TIME BEING OF THE ESSENCE (the period of time commencing upon the date hereof and continuing through and including such time on such date being herein called the "Due Diligence Period") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the Property, including the review of Leases, Subleases, Service Contracts, Employment Agreements, and all physical, environmental and compliance matters and conditions respecting the Premises, including, without limitation, title review (collectively, the "Investigations"), which Investigations shall at all times be subject to Buyer's compliance with the provisions of this Section 6.5. During the Due Diligence Period, Seller shall provide Buyer and the Consultants with access to the Premises upon reasonable advance notice to Seller (which notice may be delivered by telephone to Roger Calarese at (508) 528-3700. Seller shall also make available to Buyer and the Consultants, at the offices of Seller, on at least one (1) Business Day's prior notice to Seller (which notice may be delivered by telephone to Roger Calarese at (508) 528-3700, during reasonable times as mutually agreed upon by Seller and Buyer, access to such Leases, Subleases, Service Contracts, Employment Agreements, other contracts, books, records and other documentation with respect to the Property and such books and records of

Seller as Buyer reasonably requires in order to examine or audit the books and records of Seller with respect to the Property, and Seller shall lend its reasonable assistance to Buyer and the Consultants in connection with the Investigations.

         6.6 Termination Right. If, on or before the expiration of the Due Diligence Period, Buyer shall determine, in its sole and absolute discretion and for any reason or for no reason, that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing on or before 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire (such notice being herein called the "Termination Notice"), whereupon Buyer shall be entitled to a return of, and Escrow Agent shall promptly deliver to Buyer, the Downpayment, and upon such delivery this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement). In the event that Buyer shall fail to have delivered the Termination Notice to Seller on or before 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer and that it intends to proceed with the acquisition of the Property without a reduction in, or an abatement in or credit against, the Purchase Price (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this Section 6.6).

         6.7 Stop & Shop ROFR. In the event Stop & Shop exercises the
Stop & Shop ROFR on or before the Outside Date, Buyer shall be entitled to a return of, and Escrow Agent shall promptly deliver to Buyer, the Downpayment, and upon such delivery this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement).

         6.8 Ongoing Site Visits. Buyer and its agents, contractors, consultants and representatives ("Consultants") shall have reasonable access to the Premises on at least one (1) Business Day's prior notice to Seller (which notice may be delivered by telephone to Roger Calarese at (508) 528-3700), during reasonable times as mutually agreed upon by Seller and Buyer solely for the purpose of (i) inspecting the physical and structural condition of the Premises and conducting non-intrusive physical inspections and tests (non-intrusive physical inspections and tests shall include, for example, taking de minimis samples of building materials), and (ii) monitoring the ongoing operations of the Premises (including, without limitation, the performance by Tenants of their respective obligations under the Leases). If Buyer desires to conduct any intrusive physical inspections and tests, including a Phase II environmental inspection of the Premises, then Buyer shall identify in writing the procedures Buyer desires to perform and request Seller's consent. If Seller objects to the inspections and tests requested by Buyer, then Seller shall describe the basis for its objection to Buyer and propose to Buyer a reasonable alternative for resolving the issue giving rise to Buyer's request for intrusive physical inspections or tests. If Seller consents to the inspections and tests requested by Buyer, then Buyer and Consultants shall, in performing intrusive physical inspections or tests, (a) comply with any and all statutes, laws, ordinances, rules and regulations applicable to the Premises, (b) restore the Premises to the condition, in all material respects, in which the same was found before inspection or testing was undertaken, but in no event later than ten (10)

Business Days after such inspection or testing occurs, and (c) carry and provide to Seller evidence of such insurance as Seller may reasonably request.

         6.9 Interviews. Buyer may communicate or conduct interviews with any Tenant without the requirement of having received the prior consent of Seller; provided, however, that with respect to any interview to be conducted at the Premises, Buyer shall notify Seller (which notice may be delivered by telephone to Roger Calarese at (508) 528-3700 at least one (1) Business Day in advance of any such interview and provided further that Buyer shall not conduct interviews with Major Tenants (as that term is hereinafter defined ) without first providing Seller with telephonic notice of such interview at least one (1) Business Day in advance and providing Seller with the opportunity to be present at such interview. With respect to interviews conducted at the Premises, any such interview shall not unreasonably disrupt or disturb (i) the on-going operation of the Premises, or (ii) the quiet possession of Tenants.

                                  ARTICLE VII
                                   The Closing

         7.1 Closing Date.

                  7.1.1 The transaction contemplated herein shall be consummated at the Closing which shall take place at the offices of Seller or at such other place as shall be mutually agreed upon by Seller and Buyer on the date which is thirty (30) days after the expiration of the Due Diligence Period (the "Scheduled Closing Date"; the actual date of the Closing being herein referred to as the "Closing Date"). The parties acknowledge that Seller desires that the Closing occur within the last three (3) Business Days of a calendar month. Accordingly, in the event the Scheduled Closing Date is not within such three
(3) Business Day period, same shall be, upon notice by Seller to Buyer, adjourned to one of the last three (3) Business Days of the calendar month in which the Scheduled Closing Date occurs (which notice shall designate the particular date scheduled for the Closing).

         7.2 Conditions to the Closing.

                  7.2.1 Conditions Precedent to Buyer's Obligations. The Closing and Buyer's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions, and the obligations of the parties with respect to such conditions are as follows:

                  A. Title. Upon payment of all premiums by the party responsible for such cost pursuant to the terms of Section 8.3 hereof, the Title Company shall be willing to issue a title insurance policy insuring in Buyer good and marketable fee title to the Property (subject only to the Permitted Exceptions), and otherwise be in accordance with the provisions of Article VI hereof (the "Title Policy").

                  B. Tenant Estoppel Certificates. Seller shall request and Buyer shall have received estoppel certificates certified to Seller and Buyer (and, if requested by Buyer, Buyer's lending institution), and dated not more than thirty (30) days prior to the Closing Date ("Tenant Estoppel Certificates") duly executed by (i) each Major Tenant (as that term is hereinafter defined) and

(ii) such other Tenants so that Tenant Estoppel Certificates shall have been received from Tenants occupying, in the aggregate, at least 80% of the rentable square footage of the Improvements (the foregoing condition, the "Estoppel Condition"). "Major Tenants" mean those Tenants set forth on Exhibit O annexed hereto. The Tenant Estoppel Certificates shall be in the form of and upon the terms set forth on Exhibit P annexed hereto. Seller shall deliver the original executed Tenant Estoppel Certificates to Buyer as and when the same shall be delivered to Seller, but in no event later than one (1) Business Day prior to the Closing Date. If any Tenant Estoppel Certificate shall have been modified or qualified in any fashion that, individually or in connection with other Tenant Estoppel Certificates, reveals facts, conditions or circumstances which result or may result in a material adverse change in the financial condition of the Property, or are inconsistent in any material respect with the representations of Seller set forth in Section 4.1 above, then Buyer may disapprove the same (such disapproved Tenant Estoppel Certificates, the "Unacceptable Certificates") by notice delivered to Seller promptly following Buyer's receipt of such Unacceptable Certificate, and, for purposes of establishing whether the Estoppel Condition has been satisfied, any Unacceptable Certificates shall be deemed not to have been received. In the event Seller the Tenant Estoppel Certificate delivered by either Stop & Shop or the Tenant known as Marshalls Department Store ("Marshalls"), is deemed to be an Unacceptable Certificate as a result of the fact that it fails to include certifications with respect to all of the matters set forth on Exhibit P, Seller shall deliver to Buyer a supplementary certification, in the form of Exhibit P, with respect to those matters contained in Exhibit P (other than the certification with respect to subordination), which are not included in the Unacceptable Certificate delivered by Marshalls and/or Stop & Shop (any such certificate, a "Seller's Certificate"). Seller shall not be obligated, in the Seller's Certificate, to make certifications which are inconsistent with the representations of Seller set forth in Section 4.1 above.

                  C. Manager Termination. Buyer shall have received a termination (the "Manager Termination and Release") of the management agreement entered into with Calarese Development Corporation ("Existing Property Manager") duly executed by Existing Property Manager and Seller to be dated as of the Closing Date. The Manager Termination and Release shall be substantially in the form set forth in Exhibit Q annexed hereto.

                  D. Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every agreement to be performed by Seller under this Agreement and Seller's representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Closing Date.

                  E. No Material Changes. On the Closing Date, there shall have been no material adverse changes in the physical condition or operating results of the Property.

                  F. Seller's Deliveries. Seller shall have delivered the items described in Section 7.3 below.

         The conditions set forth in this Section 7.2.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation as respects any representation, warranty or covenant of Seller (other than to the extent provided in Section 10.2.2 hereof). Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Buyer, in its own discretion, exercises its right to disapprove or not to waive any such items or matters). The occurrence of the Closing shall constitute approval by Buyer of all matters to which Buyer has a right of approval under this Agreement and a waiver of all conditions precedent under this Agreement.

                  7.2.2 Conditions Precedent to Seller's Obligations. The Closing and Seller's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions and the obligations of the parties with respect to such conditions are as follows:

                  A. Buyer's Deliveries. Buyer shall have delivered the items described in Section 7.4 below.

                  B. Covenants of Buyer. Buyer shall have duly performed each and every agreement to be performed by Buyer under this Agreement.

         The conditions set forth in this Section 7.2.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing. The waiver by Seller of any condition shall not relieve Buyer of any liability or obligation as respects any covenant of Buyer unless Seller shall so agree in writing. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition under this Section 7.2.2 to fail (except to the extent Seller, in its own discretion, exercise its right not to waive any such items or matters). The occurrence of the Closing shall constitute approval by Seller of all matters to which Seller has a right of approval under this Agreement and a waiver of all conditions precedent under this Agreement.

         7.3 At the Closing, Seller shall cause to be delivered each of the following items to Buyer, duly executed by the Partnership and/or the Trust, as and to the extent applicable:

                  7.3.1 A deed substantially in the form of Exhibit R attached hereto and made a part hereof conveying fee simple title in the Premises to Buyer or Buyer's designee;

                  7.3.2 An assignment and assumption of leases for the Premises (the "Assignment and Assumption of Leases") substantially in the form of Exhibit S attached hereto and made a part hereof;

                  7.3.3 With respect to those Service Contracts that Buyer shall not have elected to terminate, an assignment and assumption of service contracts for the Premises (the "Assignment and Assumption of Service Contracts") substantially in the form of Exhibit T attached hereto and made a part hereof;

                  7.3.4 A bill of sale and general assignment for the Premises substantially in the form of Exhibit U attached hereto and made a part hereof;

                  7.3.5 Duly executed and sworn affidavits of the nature contemplated by Section 6.3 hereof, as reasonably required by the Title Company;

                  7.3.6 A certification of non-foreign status substantially in the form of Exhibit V attached hereto and made a part hereof;

                  7.3.7 Requisite affidavits and consents, in form reasonably satisfactory to Buyer and the Title Company, indicating that Seller is authorized to complete the transaction contemplated by this Agreement, including, without limitation, an incumbency certificate for each of the individuals executing a document on behalf of Seller.

                  7.3.8 The Tenant Estoppel Certificates.

                  7.3.9 If applicable, the Seller's Certificate.

                  7.3.10 If applicable, documentation regarding Unreimbursed Stop & Shop Costs existing on the Closing Date, as described in Section 8.5 hereof.

                  7.3.11 The Manager Termination and Release.

                  7.3.12 A management agreement, substantially in the form of Exhibit W attached hereto and made a part hereof, between Buyer and an entity owned and controlled by Roger Calarese (the "New Management Agreement").

                  7.3.13 An Affidavit from Seller in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

                  7.3.14 A Direction of Beneficiary, substantially in the form of Exhibit X attached hereto and made a part hereof.

                  7.3.15 A Certificate of Trustees, substantially in the form of Exhibit Y attached hereto and made a part hereof.

                  7.3.16 A certificate of Seller, dated as of the Closing Date, certifying that all of the representations and warranties of Seller set forth in
Section 4.1 hereof are true and correct in all material respects as of the Closing Date (or, if all of the representations are not so true and correct, and Buyer has elected, nevertheless, to proceed to Closing, a statement, specifying, with respect to such representations and warranties, the respects in which the same are not true and correct).

                  7.3.17 The Plans and Specifications.

                  7.3.18 All sums required to be paid by Seller under this Agreement.

         7.4 At the Closing, Buyer shall cause to be delivered each of the following items, duly executed by Buyer, if applicable:

                  7.4.1 The Balance, in the manner provided in Sections 2.2.2 and 2.2.3 hereof;

                  7.4.2 The Prepayment Consideration;

                  7.4.3 The Assignment and Assumption of Leases;

                  7.4.4 The Assignment and Assumption of Service Contracts; and

                  7.4.5 The New Management Agreement.

         7.5 Casualty and Condemnation.

                  7.5.1 Condemnation

                  A. If, prior to the Closing Date, all or any "material" portion of the Premises is taken by eminent domain or condemnation (or is the subject of a pending or contemplated eminent domain or condemnation proceeding which has not been consummated), then Seller shall notify Buyer of such fact, and Buyer shall have the option:

                  (i) to terminate this Agreement, in which event the Escrow Agent shall return the Downpayment to Buyer, and, thereupon no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement; or

                  (ii) to accept title to the Property without any abatement of the Purchase Price.

                  B. In the event of the taking of a portion of the Premises that is not "material", or if a "material" portion is so taken, but Buyer elects to accept title to the Premises, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all amounts awarded or to be awarded as the result of the taking. In either of such events,
(a) Seller shall not, prior to Closing, settle any action or claim with respect to any eminent domain or condemnation proceeding without Buyer's prior written consent, and (b) Seller agrees to cooperate with Buyer in good faith in connection with all eminent domain and condemnation proceedings including, without limitation, executing all documents and instruments necessary to allow Buyer, following the Closing, to settle all actions and claims and collect all sums in connection therewith.

                  7.5.2 Casualty.

                  A. If, prior to the Closing Date, all or any "material" portion of the Premises is damaged or destroyed or otherwise affected by a fire or other casualty, then Seller shall notify Buyer of such fact, and Buyer shall have the option:

                  (i) to terminate this Agreement, in which event the Escrow Agent shall return the Downpayment to Buyer, and, thereupon, no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the termination of this Agreement; or

                  (ii) to accept title to the Property in its existing condition without any abatement of the Purchase Price, in which event Seller shall pay and assign to Buyer, at the Closing, all of Seller's right, title and interest in and to the insurance proceeds awarded or to be awarded to Seller as the result of such damage or destruction, and Buyer shall receive a credit for any deductible under Seller's insurance policies. In such event, (y) Seller shall not, prior to Closing, settle any insurance claim without Buyer's prior written consent and (z) Seller agrees to cooperate with Buyer in good faith in connection with the settlement of all insurance claims including, without limitation, executing all documents and instruments necessary to allow Buyer, following the Closing, to settle and collect all sums in connection therewith.

                  7.5.3 A "material" part of the Premises shall be deemed to have been taken by eminent domain or condemnation, or damaged or destroyed or otherwise affected by a fire or other casualty, if (a) the value of the Premises (as reasonably determined by Buyer) shall be reduced by an amount equal to or greater than Two Hundred Thousand Dollars ($200,000.00) or (b) as a result thereof, access to the Premises shall be materially and adversely affected (as reasonably determined by Buyer) or the remaining available number of parking spaces shall be less than the minimum legally or contractually required or (c) if Tenants occupying more than Ten Thousand (10,000) square feet of gross leasable area have the right to terminate their Leases in connection with such taking by eminent domain or condemnation or casualty.

                  7.5.4 The provisions of this Section 7.5 shall survive the Closing.

                                  ARTICLE VIII
                           Prorations and Adjustments

         8.1 The following prorations and adjustments shall be made between the parties as of 11:59 p.m. on the day preceding the Closing Date (the "Proration Date") on the basis of the actual number of days elapsed over the applicable period:

                  A. (i) All fixed rents and estimated payments on account of Overage Rent under Leases which are collected on or prior to the Proration Date in respect of the month (or other applicable collection period) in which the Closing occurs (the "Current Month"), shall be adjusted on a per diem basis based upon the number of days in the Current Month prior to the Proration Date and the number of days in the Current Month on and after the Proration Date.

                  (ii) If, on the Proration Date, any fixed rents are past due by any Tenant, and provided Seller has delivered to Buyer, in reasonable detail, a breakdown of all such past due amounts as of the Proration Date, then Buyer agrees that the first moneys received from each such Tenant shall be disbursed as follows:

                  (1) first, such moneys shall be applied to fixed rents in respect of the Current Month, it being agreed that one hundred percent (100%) of the fixed rent that is attributable to the portion of the Current Month prior to the Proration Date shall go to Seller and the balance shall go to Buyer;

                  (2) second, to Buyer until all fixed rents owing by all such Tenants for any period after the Current Month through the month in which payment is received have been paid in full;

                  (3) third, to Seller until all fixed rents owing by all such Tenants for periods prior to the Current Month have been paid in full; and

                  (4) fourth, the balance, if any, shall go to Buyer.

         Each party agrees to remit reasonably promptly to the other the amount of such rents to which such party is so entitled and to account to the other party monthly in respect of same. The fixed rents received by Buyer and/or Seller after the Proration Date shall be apportioned and remitted, if applicable, as hereinabove provided.

         Notwithstanding anything herein contained to the contrary, Buyer shall use reasonable efforts to collect both fixed rent and Overage Rent which is past due on the Proration Date. In the event that any such rent is not collected within ninety (90) days from the Closing Date, Seller may use reasonable efforts to collect the same in its own name and Buyer shall cooperate, in all reasonable respects, with Seller in attempting to collect the same; provided, however, Seller shall not take any actions which result in the dispossession of any Tenant or the termination of any Lease. Seller shall be permitted to take any action it deems appropriate with respect amounts past due from former tenants of the Premises, and Buyer shall have no interest therein. Additionally, Seller shall be entitled to receive proceeds, if any, from bankruptcy proceedings relating to the Tenants known as Weathervane, Toy Works, and Cambridge Eye, in the amounts set forth on the Rent Roll, and Buyer shall have no interest therein.

                  (iii) If the Proration Date shall occur prior to the time when any rental payments for percentage rent fuel pass-alongs, so-called escalation rent or charges based upon real estate taxes, insurance, operating expenses, labor costs, cost of living increases, electrical charges, water and sewer charges or like items (collectively, "Overage Rent") are payable, then such Overage Rent for the applicable accounting period in which the Proration Date occurs shall be apportioned subsequent to the Closing, based upon the portion of such accounting period which occurs prior to the Proration Date (to the extent not theretofore collected by Seller, on account of such Overage Rent prior to the Proration Date), it being agreed that one hundred percent (100%) of the Overage Rent that is attributable to the portion of such accounting period that shall occur prior to the Proration Date shall belong to Seller and the balance shall belong to Buyer. In addition, Buyer shall pay to Seller one hundred percent (100%) of all Overage Rent that is paid subsequent to the Proration Date with respect to an accounting period which expired prior to the Proration Date, within thirty (30) days after receipt thereof by Buyer. Seller has collected payment from Tenants under Leases in advance on account of insurance carried by Seller with respect to the Premises for the one (1) year period ending March 28, 2005. Such pre-payments shall be apportioned at the Closing on a per diem basis based upon the actual number of days in the period with respect to which said insurance relates prior to the Proration Date and the number of days in such period on and after the Proration Date.

                  (iv) Overage Rent and any percentage rent payable by Tenants based on an estimated amount and subject to adjustment or reconciliation pursuant to the related Leases subsequent to the Proration Date shall be apportioned as provided in subsection (iii) above and shall be re-apportioned as and when the applicable Tenant's actual obligation for such Overage Rent is reconciled pursuant to the applicable Lease.

         B. All real estate taxes, unmetered water and sewer charges, fire protection and hydrant charges, elevator inspection fees, and vault charges, if any, and any and all other municipal or governmental assessments of any and every nature levied or imposed upon the Property (collectively, "Taxes") in respect of the current fiscal year of the applicable taxing authority in which the Closing occurs (the "Current Tax Year") (other than real estate taxes, water and sewer charges and any other municipal or governmental assessments payable by any Tenant directly to the taxing authority under any Lease), shall be allocated on a per diem basis based upon the number of days in the Current Tax Year prior to the Proration Date and the number of days in the Current Tax Year on and after the Proration Date. If, as of the Proration Date, Taxes for the Current Tax Year shall not have been paid with respect to the period prior to the Proration Date, then the amount equal to the unpaid Taxes for the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing. If the Closing shall occur before the tax rate for the Current Tax Year is fixed, then the apportionment of Taxes shall be upon the basis of the tax rate for the next preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of Taxes shall be recomputed. In the event that any assessments levied or imposed upon the Property are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above.

         C. All charges and fees due under contracts for the supply to the Premises of heat, steam, electric power, gas and light and telephone (collectively, "Charges"), if any, in respect of the billing period of the related service provider in which the Closing occurs (the "Current Billing Period") shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, then the amount equal to the unpaid Charges for the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing.

         D. Any charges or fees for transferable licenses and permits relating to the Property (but without duplication of items apportioned pursuant to any other provision of this Article VIII) (collectively, "Permit Charges") in respect of the Current Billing Period shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Permit Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, then the unpaid Permit Charges for the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing.

         E. Any charges payable under Service Contracts being assigned to Buyer at the Closing (but without duplication of items apportioned pursuant to any other provision of this Article VIII) (collectively, "Service Contract Charges"), in respect of the Current Billing Period shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Service Contract Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, then an amount equal to the unpaid Service Contract Charges for the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing.

         F. If there is a fuel meter or meters on the Premises (other than meters measuring consumption costs which are the obligation of any Tenants), then Seller shall endeavor to furnish a reading to a date not more than thirty
(30) days prior to the Proration Date, and the unfixed meter charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If Seller fails or is unable to obtain such reading, then the amount equal to the value of all fuel, if any, then stored at the Property shall be calculated on the basis of Seller's last costs therefor, including sales tax, as evidenced by written statements of the fuel oil supplier(s) for the Premises, which statements shall be conclusive as to quantity and cost, absent fraud. Any unpaid fuel charges attributable to the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing.

         G. If there is a water meter or meters on the Property (other than meters measuring consumption costs which are the obligation of any Tenants), then Seller shall endeavor to furnish a reading to a date not more than thirty
(30) days prior to the Proration Date, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If Seller fails or is unable to obtain such reading, then the amount of the meter charges and sewer rents shall be determined on the basis of the last readings and bills received by Seller, and the same shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Any unpaid water or sewer charges attributable to the period prior to the Proration Date shall be paid by Seller to Buyer at the Closing.

         H. Any other items customarily apportioned in connection with sales of similar property in the Commonwealth of Massachusetts shall be so apportioned.

         8.2 If any of the items described in this Article VIII cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Proration Date or the date such error is discovered, as applicable. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment of the calculation. All books and records of Seller which relate to the Property, and particularly to any items to be prorated or allocated under this Agreement in connection with the Closing, shall be made available to both Seller and Buyer and their respective employees, agents and representatives. Any such inspection shall be at reasonable intervals, during business hours, upon reasonable notice, and at the inspecting party's sole cost and expense.

         8.3 Closing Costs. Buyer shall pay the title insurance premium for the Title Policy and the cost of all endorsements to the Title Policy. Seller and Buyer shall pay their respective legal, consulting and professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby.

         8.4 Tenant Costs. All brokerage commissions and expenses for work to be done for tenant improvements other than expenses for tenant improvement work to be done in connection with the Stop & Shop Expansion (and the relocation of Village Liquors and HB) in connection with any leases entered into on or prior to the date hereof which commissions and expenses were not paid prior to the Proration Date shall be paid by Seller to Buyer at the Closing. In the event

Seller, with Buyer's consent, enters into any lease after the date hereof, all brokerage commissions and expenses for work to be done for tenant improvements in connection with any such lease shall be paid by Buyer to Seller at the Closing (provided that Buyer instructed or authorized Seller to incur such cost or that such cost was specifically contemplated by the terms of such lease to be paid by the landlord thereunder).

         8.5 Costs relating to Stop & Shop Expansion (and the relocation of Village Liquors and HB). At the Closing, Seller shall deliver to Buyer an accounting, and reasonably detailed back-up for Seller's then existing Unreimbursed Stop & Shop Costs. Buyer agrees that it shall use its commercially reasonable efforts, without obligation to incur cost or expense or to commence dispossess proceeding, to recover such Unreimbursed Stop & Shop Costs from Stop & Shop and shall, upon Buyer's receipt of same, promptly forward same to Seller. The parties acknowledge that Stop & Shop is obligated, pursuant to the terms of the Stop & Shop Amendment, to make payments to the owner of the Premises on account of the costs resulting from the Village Liquor relocation. To the extent the reasonable and actual costs incurred by Buyer in connection with the performance of the work contemplated by the Village Liquor Amendment and the HB Lease, exceeds the amounts for which Stop & Shop is, pursuant to the terms of the Stop & Shop Amendment, responsible, Buyer shall provide an accounting and reasonably detailed back-up with respect thereto, and Seller shall promptly reimburse Buyer for same. If Seller has performed work pursuant to the Village Liquor Amendment prior to the Closing, Seller shall, on or before the Closing Date, provide an accounting, and reasonably detailed back-up with respect thereto. Upon the receipt by Buyer of final funds from Stop & Shop on account of the Village Liquor relocation pursuant to the Stop & Shop Amendment, Buyer shall promptly reimburse Seller for the reasonable and actual costs incurred by Seller, but only to the extent that the funds so provided by Stop & Shop exceed the reasonable and actual costs incurred by Buyer in connection with performance of work contemplated by the Village Liquor Amendment and the HB Lease.

         8.6 Existing Property Management Agreement. All accrued fees pursuant to the Existing Property Management Agreement shall be paid by Seller at or prior to Closing..

         8.7 Transfer Tax. All transfer, stamp tax, or other similar taxes attributable to the sale of the Property shall be paid by Seller and shall be paid contemporaneously with the Closing.

         8.8 Prepayment Consideration and Interest Shortfall Payment. The payment of Prepayment Consideration shall be paid by Buyer at the Closing. The payment of the Interest Shortfall Payment and any other fees or sums relating to the repayment of the Mortgage Loan shall be paid by Seller at the Closing.

         8.9 Survival. Notwithstanding anything to the contrary contained herein, the provisions of this Article VIII shall survive the Closing.

                                   ARTICLE IX
                                  Escrow Terms

         9.1 Depository. The Downpayment shall be held in escrow by Commonwealth Land Title Insurance Company ("Escrow Agent"), in a special interest bearing commercial bank account, designated as a "trust account" or an "escrow account", at JPMorgan Chase Bank (or its successor) in New York, New York.

         9.2 Escrow Instructions. If the Closing takes place, then Escrow Agent shall deliver the Downpayment to, or upon the instructions of, Seller at the Closing. If this Agreement is terminated in accordance with the terms hereof, then, subject to Section 9.4 hereof, Escrow Agent shall pay the Downpayment to, or upon the instructions of, the party entitled thereto in accordance with the provisions of this Agreement. If the Closing does not occur by reason of the failure of either party to comply with such party's obligations hereunder, then, subject to Section 9.4 hereof, Escrow Agent shall pay the Downpayment to, or upon the instructions of, the party entitled thereto in accordance with the provisions of this Agreement.

         9.3 Scope of Duties. The duties of Escrow Agent shall be only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith. Seller and Buyer acknowledge that Escrow Agent is serving without compensation and solely as an accommodation to the parties hereto. Escrow Agent shall not be liable or responsible for the funds being held in escrow or for the collection of the proceeds of the check for the Downpayment or for the interest earned thereon. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and validity of any writing received by Escrow Agent pursuant to or otherwise relating to this Agreement. Escrow Agent may assume that any Person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless (i) such modification, cancellation or rescission is in writing and signed by Seller and Buyer, and (ii) a copy of such modification, cancellation or rescission is delivered to Escrow Agent. Escrow Agent shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrow Agent has knowledge thereof or consents thereto, unless such consent is given in writing.

         9.4 Dispute. Escrow Agent is acting as a stakeholder only with respect to the Downpayment and the interest earned thereon. If a party requests disbursement of the Downpayment for any reason other than the Closing having occurred, then Escrow Agent shall give written notice to the other party of such request. Such other party shall have the right to dispute the disbursement of the Downpayment to the requesting party only by delivering notice thereof to Escrow Agent on or prior to the tenth (10th) day after the date when Escrow Agent gives such notice. Notwithstanding anything to the contrary contained herein, Escrow Agent shall not disburse the Downpayment until the day immediately following the last day of such ten (10) day period. If there is any dispute as to whether Escrow Agent is obligated to deliver the Downpayment or as to whom said Downpayment is to be delivered, then Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold the same until Escrow Agent receives (a) notice from the objecting party withdrawing the objection, or
(b) a notice signed by both parties directing disposition of the Downpayment, or
(c) a non-appealable judgment or order of a court of competent jurisdiction. If such notice is not received, or proceedings for such determination are not begun, within thirty (30) calendar days after the date set forth herein for the Closing (as the same may have been changed by agreement of the parties) and diligently continued, then Escrow Agent shall have the right to (w) hold and retain all or any part of the Downpayment until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Downpayment, together with the interest earned thereon, in an appropriate court of law, following which Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the Commonwealth of Massachusetts, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Downpayment.

         9.5 Indemnity. Seller and Buyer hereby agree to, jointly and severally, indemnify, defend and hold Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrow Agent (including reasonable counsel fees and court costs) by reason of Escrow Agent's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrow Agent's bad faith, gross negligence or willful misconduct. This Section 9.5 shall not limit the right of Buyer and Seller to assert claims against each other with respect to said indemnity.

         9.6 Release from Liability. Upon the disbursement of the Downpayment, together with the interest earned thereon, in accordance with this Agreement, Escrow Agent shall be relieved and released from any liability hereunder.

         9.7 Resignation. Escrow Agent may resign at any time upon at least ten
(10) days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrow Agent, Escrow Agent shall deliver the Downpayment, together with the interest earned thereon, to such successor escrow agent. From and after such resignation and the delivery of the Downpayment, together with the interest earned thereon, to such successor escrow agent, Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, then Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Downpayment, together with the interest earned thereon, with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.

         9.8 Execution of Agreement by Escrow Agent. Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received a check (subject to collection) or a wire transfer for the Downpayment and shall hold the Downpayment in escrow, pursuant to the provisions of this Agreement.

         9.9 Loss of Downpayment. Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Downpayment by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

         9.10 Taxpayer Identification Numbers. Each Seller and Buyer represents that its respective taxpayer identification number is as set forth on Exhibit Z annexed hereto.

                                   ARTICLE X
                                    Remedies

         10.1 Buyer Default.

                  10.1.1 If Buyer shall default in the payment of the Balance, then Seller may terminate this Agreement and retain the Downpayment. Buyer acknowledges that, if Buyer shall default under this Agreement as aforesaid, then Seller will suffer substantial adverse financial consequences as a result thereof. Accordingly, Seller's sole and exclusive remedy against Buyer shall be the right to retain the Downpayment, as and for its sole and full and complete liquidated damages, it being agreed that Seller's damages are difficult, if not impossible, to ascertain, and Buyer and Seller shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement.

                  10.1.2 In the event the Closing occurs, the foregoing provisions of Section 10.1.1 shall not prevent Seller from pursuing a post-Closing action against Buyer relating to Article V, Article VIII, or
Section 11.16 hereof.

         10.2 Seller Default

                  10.2.1 If Seller shall default hereunder for any reason in the performance of any of its covenants or obligations under this Agreement , then Buyer may, as its sole remedy, elect to either (x) terminate this Agreement, and direct the Escrow Agent to return the Downpayment to Buyer, and, upon such return, Buyer and Seller shall have no further rights or obligations under the Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) require Seller to convey such title to the Property as Seller is then able to convey or prosecute an action for specific performance of this Agreement requiring Seller to convey such title to the Property as Seller is then able to convey. In the event (i) Buyer elects to terminate this Agreement, as aforesaid , as a result of a default by Seller hereunder, if such default shall result from or relate to (A) an intentional failure or refusal by Seller to close title, or (B) an intentionally breach by Seller of a covenant hereunder, or (ii) any of the representations or warranties given by Seller in this Agreement are untrue or incorrect in any material respect on the Closing Date (and same results from an intentional misrepresentation or breach of warranty by Seller), Seller shall pay to Buyer all reasonable and actual third party costs incurred by Buyer in connection with this Agreement and the transactions contemplated to occur hereunder, up to a maximum amount of One Hundred Thousand Dollars ($100,000.00).

                  10.2.2 If (1) Seller shall default in the performance of any of its covenants or obligations under this Agreement, and Buyer shall have actual knowledge of such default prior to Closing, and Buyer shall thereafter close title to the Property, or (2) any of Seller's representations and warranties set forth herein shall not be true and correct in all material respects, and Buyer shall have actual knowledge of such default prior to the Closing, and Buyer shall thereafter close title to the Property, then, in either such case, Buyer shall thereafter have no right to bring any action or proceeding for damages against Seller arising by reasons of any such default or misrepresentation (the right to bring such actions or proceedings being expressly and voluntarily waived by Buyer following and upon advice of its counsel).



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

                  10.2.3 If (1) Seller shall default in the performance of any of its covenants or obligations under this Agreement, and Buyer shall first have actual knowledge of such default after the Closing, or (2) any of Seller's representations and warranties set forth herein shall not be true and correct in all material respects, and Buyer shall first have actual knowledge of such default after the Closing, Buyer shall have the right to bring an action for damages against Seller. Notwithstanding the foregoing, Buyer shall not have the right to bring such action in the event Buyer's actual damages are less than Fifty Thousand Dollars ($50,000.00) (the "Threshold Amount"), but, in the event Buyer's damages are equal to or exceed the Threshold Amount, Buyer shall have the right to bring such action for the full amount of Buyer's damages (including the portion of such damages constituting the Threshold Amount). The concept of the Threshold Amount shall not apply with respect to any post-Closing action relating to Article V, Article VIII, or Section 11.16 hereof.

                                   ARTICLE XI
                                  Miscellaneous

         11.1 Survival. Except as expressly provided herein, all representations, warranties, covenants and agreements of Buyer and Seller contained in this Agreement shall merge into the documents executed at Closing and shall not survive the Closing.

         11.2 Notices. Any notice required or permitted to be delivered herein shall be deemed to be delivered (a) when received by the addressee if delivered by courier service, (b) if mailed, two (2) days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, (c) if sent by recognized overnight service (such as US Express Mail, Federal Express, UPS, Airborne, etc.), then one (1) day after delivery of same to an authorized representative or agency of the said overnight service or (d) if sent by a telecopier, when transmission is received by the addressee with electronic or telephonic confirmation, in each such case addressed or telecopied to Seller or Buyer, as the case may be, at the address or telecopy number set forth opposite the signature of such party hereto. Notifications are as follows:

TO SELLER:                             Franklin Village Trust
                                       1000 Franklin Village Drive
                                       Franklin, Massachusetts 02038
                                       Attention: Roger V. Calarese, Trustee
                                       Telecopier:  (508) 528-0053

with a copy to:                        Michael Myerow, Esq.
                                       365 Boston Post Road #114
                                       Sudbury, Massachusetts 01776
                                       Telecopier:  (978) 443-0566

TO BUYER:                              Cedar-Franklin Plaza LLC
                                       44 South Bayles Avenue
                                       Port Washington, New York 11050
                                       Attention:  Leo S. Ullman
                                       Telecopier:  (516) 767-6497



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

with a copy to:                        Stroock & Stroock & Lavan LLP
                                       180 Maiden Lane
                                       New York, New York 10038
                                       Attention:  Mark A. Levy, Esq.
                                       Telecopier:  (212) 806-6006

TO ESCROW AGENT:                       Commonwealth Land Title Insurance Company
                                       655 Third Avenue
                                       11th Floor
                                       New York, NY 10017
                                       Attention: Cathy J. Snider
                                       Telecopier:  (212) 557-2148

         11.3 Gender; Numbers. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise. Reference herein to the "Seller" shall refer to both of the Trust and the Partnership, collectively, and to each and/or either of them individually. The liability of Seller under this Agreement shall be joint and several.

         11.4 Headings. The captions used in connection with the articles and sections of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.

         11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         11.6 Waiver of Trial by Jury. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTY AGAINST ANOTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. ANY SUCH ACTION, PROCEEDING, OR COUNTERCLAIM SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

         11.7 Holidays. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday in either or both of the State of New York and the Commonwealth of Massachusetts. The term "Business Day" means a day other than a Saturday, Sunday or any such banking holiday.

         11.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party


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

shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         11.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties may still effectively realize the complete benefit of the transaction contemplated hereby.

         11.10 Amendments. No modification or amendment of this Agreement shall be effective unless made in writing and executed by both Seller and Buyer. In the event any approval or consent is required pursuant to any provision of this Agreement, such approval or consent shall be deemed given only if it is in writing, executed by the party whose approval or consent is required.

         11.11 Confidentiality. Neither Seller nor Buyer shall, without the prior consent of the other party, take out any advertisement to publicize the transaction contemplated by this Agreement. Buyer agrees that all information concerning Seller, its beneficiaries, or the Property supplied by Seller or discovered in connection with its Investigations (other than information in the public domain at the time supplied to or discovered by Buyer), shall be used solely in connection with Buyer's acquisition of the Property and that Buyer shall not disclose such information to third parties prior to the Closing. Notwithstanding the foregoing, Buyer may, prior to the Closing, disclose such of the information regarding the Property (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Buyer deems necessary or desirable in connection with the Investigations and the transaction contemplated hereby, provided that those to whom such information and/or material is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof. In the event that the Closing shall not occur, for reasons other than a Seller default hereunder, Buyer shall return to Seller all information concerning the Property delivered or made available to Buyer by Seller. The provisions of this Section 11.16 shall survive the Closing or earlier termination of this Agreement.

         11.12 Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties. Seller make no representations, warranties or agreements with respect to Property, except as set forth in this Agreement.

         11.13 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Buyer at Closing, Seller agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, on or after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby.

         11.14 Assignment. Buyer may assign Buyer's rights or delegate Buyer's duties under this Agreement, but only to one or more entities managed or controlled by Cedar Shopping Centers Partnership, L.P. The said assignee shall assume all obligations of Buyer under this Agreement by a written instrument approved in form and substance by Seller which approval shall not be unreasonably withheld or delayed. Except as hereinbefore set forth, this Agreement may not be assigned by Buyer.

         11.15 1031 Exchange. Seller and Buyer agree that either party may consummate the sale or purchase of the Property in whole or in part as part of one or more so-called "like-kind exchanges" (individually, an "Exchange") pursuant to Section 1031 of the Internal Revenue Code (the "Code") and that the non-exchanging party will reasonably cooperate with the exchanging party in its efforts to do so, provided that (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation of obligations under this Agreement be so delayed or affected; (b) the exchanging party shall affect the Exchange through a qualified intermediary and the non-exchanging party shall not be required to acquire or hold title to any real property for the purposes of consummating the Exchange, and (c) the exchanging party shall indemnify the non-exchanging party from, and the exchanging party shall pay, any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated this transaction through the Exchange. The non-exchanging party shall not by this Agreement or its acquiescence to the Exchange (a) have its rights under this Agreement affected or diminished in any manner, or (b) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with Section 1031 of the Code, or (c) incur any liability whatsoever in connection with the Exchange.

         11.16 Indemnity.

                  11.16.1 Buyer hereby agrees to indemnify and hold harmless Seller from and against any and all acts, suits, proceedings, demands, assessments, judgments, costs (including, without limitation, reasonable attorneys' fees and court costs), loss, damage or liability (collectively, "B-Claims") resulting to Seller arising from personal injury, death or property damage occurring at the Premises after the Closing Date. In the event that any B-Claim shall be asserted by any party against Seller or the Premises which, if sustained, would result in a liability of Buyer to Seller under this Section, Seller shall, as soon as reasonably possible after learning of such claim, notify Buyer thereof and Buyer shall be entitled to defend (with counsel selected by Buyer and reasonably acceptable to Seller) such B-Claim and shall have the right to settle or compromise any such B-Claim (provided Seller is released from liability in connection therewith).

                  11.16.2 Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all acts, suits, proceedings, demands, assessments, judgments, costs (including, without limitation, reasonable attorneys' fees and court costs), loss, damage or liability (collectively, "S-Claims") resulting to Buyer arising from personal injury, death or property damage occurring at the Premises before the Closing Date. In the event that any S-Claim shall be asserted by any party against Buyer or the Premises which, if sustained, would result in a liability of Seller to Buyer under this Section, Buyer shall, as soon as reasonably possible after learning of such claim, notify Seller thereof and Seller shall be entitled to defend (with counsel selected by

Seller and reasonably acceptable to Buyer) such S-Claim and shall have the right to settle or compromise any such S-Claim (provided Buyer is released from liability in connection therewith).

         11.17 Multiple Counterpart. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

         11.18 Facsimile. Delivery of this Agreement by facsimile by any party shall represent a valid and binding execution and delivery of this Agreement by such party.





                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.



                                      FRANKLIN VILLAGE TRUST


                                      By:
                                            -----------------------------------
                                            Name:    Roger V. Calarese
                                            Title:   Trustee



                                      By:
                                            -----------------------------------
                                            Name:    A. Richard Calarese
                                            Title:   Trustee


                                      CEDAR-FRANKLIN VILLAGE LLC,
                                      a Delaware limited liability company


                                      By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                      ESCROW AGENT (and to acknowledge
                                      agreement with Article IX)

                                      COMMONWEALTH LAND TITLE INSURANCE COMPANY


                                      By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                     Joinder


         Franklin Village Development Limited Partnership (the "Partnership"), a Massachusetts limited partnership, the sole beneficiary of Franklin Village Trust, hereby acknowledges and consents to the execution of that certain Agreement of Purchase and Sale (the "Contract"), of even date herewith, by and between Roger V. Calarese and A. Richard Calarese, as trustees of the Franklin Village Trust, dated January 19, 1979, as amended ("Seller"), and Cedar-Franklin Village LLC, a Delaware limited liability company ("Buyer").

         The Partnership hereby joins Seller in the making all of the representations made by Seller in the Contract and in all of the documents delivered by Seller at the Closing (as that term is defined in the Contract). Additionally, the Partnership guaranties the performance of all of the obligations and covenants made by Seller in the Contract. Finally, the Partnership covenants to deliver at the Closing those documents contemplated in the Contract to be so delivered by the Partnership.

         The terms of this Joinder shall survive the Closing.

                             Franklin Village Development Limited Partnership, a Massachusetts limited partnership

                             By: Franklin Village Development Corporation, a Massachusetts corporation, its general partner

                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:




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